UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2025

NRX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1201 Orange Street, Suite 600 Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

(484)254-6134
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered

Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	NRXPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Engagement of New Independent Registered Public Accounting Firm and Dismissal of Independent Registered Public Accounting Firm

On November 20, 2025, the audit committee of the board of directors (the “Audit Committee”) of NRx Pharmaceuticals, Inc. (the “Corporation”) approved the engagement of Weinberg & Company P.A. (“Weinberg”) as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Weinberg had been previously engaged to audit the financial statements of Dura Medical LLC, which had been acquired by Hope Therapeutics, Inc. (“HOPE”), a subsidiary of the Corporation. During the Corporation’s two most recent fiscal years and the subsequent interim period through September 30, 2025, neither the Corporation, nor anyone on its behalf, consulted Weinberg regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation’s financial statements, and neither a written report nor oral advice was provided to the Corporation that Weinberg concluded was an important factor considered by the Corporation in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K.

For the reason stated above, on or around November 24, 2025 the Audit Committee of the Corporation dismissed Salberg & Company P.A. (“Salberg”) as the Corporation’s independent registered public accounting firm.

Salberg’s audit reports on the Corporation’s consolidated financial statements for the fiscal years ended December 31, 2024 and December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the audit opinion contained an explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the Corporation’s two most recent fiscal years, which ended December 31, 2024 and December 31, 2023, and the subsequent interim period through September 30, 2025, (i) there were no “disagreements” (within the meaning set forth in Item 304(a)(1)(iv) of Regulation S-K) between the Corporation and Salberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Salberg’s satisfaction, would have caused Salberg to make reference to the subject matter of the disagreements in connection with their reports; and (ii) there were no “reportable events” (within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K).

In accordance with Item 304(a)(3) of Regulation S-K, the Corporation provided Salberg with a copy of this Current Report on Form 8-K and requested that Salberg furnish the Corporation with a letter addressed to the United States Securities and Exchange Commission stating whether Salberg agrees with the above statements of the Corporation herein and, if not, stating the respects in which it does not agree. Salberg furnished the requested letter, stating its agreement with such statements, and a copy is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

16.1*	Letter from Salberg & Company P.A. to the SEC dated November 25, 2025.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NRx Pharmaceuticals, Inc.

Date: November 26, 2025	By:	/s/ Jonathan Javitt
	Name:	Jonathan Javitt
	Its:	Interim Chief Executive Officer